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                                                                 EXHIBIT 10.47
                            COMBINATORX, INCORPORATED





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             SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


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                           DATED AS OF OCTOBER 3, 2005
















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EXHIBITS

Exhibit A:        Fifth Amended and Restated Certificate of Incorporation
Exhibit B:        Legal Opinion of Ropes & Gray LLP


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                            COMBINATORX, INCORPORATED

             SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     This Series E Convertible Preferred Stock Purchase Agreement (the "Agreement") is made as of the 3rd day of October, 2005 by and among CombinatoRx, Incorporated, a Delaware corporation (the "Company"), and Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of British Columbia, Canada (the "Investor"). In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. AUTHORIZATION; PURCHASE AND SALE OF SHARES

     1.1 AUTHORIZATION OF STOCK. The Company has, or before the Closing Date (as defined below) will have, duly authorized the issuance, pursuant to the terms of this Agreement of up to 1,363,636 shares of Series E Convertible Preferred Stock, $0.001 par value per share (the "Series E Preferred Stock"), having the rights, privileges, preferences and restrictions set forth in the Fifth Amended and Restated Certificate of Incorporation attached hereto as EXHIBIT A (the "Amendment"). The 1,363,636 shares of Series E Preferred Stock to be issued to the Investor are sometimes referred to herein as the "Shares." The Company has, or before the Closing, will have, adopted and filed the Amendment with the Secretary of State of the State of Delaware.

     1.2 PURCHASE PRICE AND CLOSING. At the Closing (as defined below) and subject to the terms and conditions of this Agreement, the Company will issue and sell to the Investor the Shares and the Investor will purchase the Shares for the aggregate cash purchase price of Fifteen Million Dollars ($15,000,000) (the "Purchase Price"). Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares to be acquired by the Investor from the Company under this Agreement (the "Closing") shall take place at the offices of Ropes & Gray LLP, One International Place, Boston, MA 02110, at 10:00 a.m. local time on October 5, 2005 assuming that all of the conditions set forth in Section 4 have been satisfied or duly waived or at such other time and place as the parties hereto may mutually agree (the "Closing Date"). At the Closing, the Company shall deliver to the Investor duly executed certificates representing the Shares and the Investor shall deliver payment of the Purchase Price therefor to the Company by check or wire transfer in immediately available funds.

     1.3 CLOSING DELIVERABLES. Subject to the terms and conditions of this Agreement, at the Closing:

          (A) the Company shall deliver to the Investor certificates, as of the most recent practicable dates, (i) as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and (ii) as to the due qualification of the Company as a foreign corporation issued by the Secretary of State of The Commonwealth of Massachusetts and any other states where a failure to be so qualified would result in a Company Material Adverse Effect (as defined below);

          (B) the Company shall deliver to the Investor the Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;


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          (C) the Company shall deliver to the Investor a Certificate of the
     Secretary of the Company attesting as to (i) the By-laws of the Company;
     (ii) the Certificate of Incorporation of the Company; (iii) the signatures and titles of the officers of the Company executing this Agreement or any of the other agreements to be executed and delivered by the Company at the Closing; and (iv) resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby; and

          (D) Ropes & Gray LLP, counsel for the Company, shall deliver to the Investor an opinion, dated the Closing Date, in substantially the form attached hereto as EXHIBIT B.


     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that as of the Closing Date, except as set forth on the Schedule of Exceptions attached to this Agreement and updated prior to the Closing (the "Schedule of Exceptions"), which Schedule of Exceptions shall correspond to the numbered and lettered sections and subsections of this Section 2 and shall only qualify those representations or warranties contained in the sections and subsections of this Section 2:

     2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company's subsidiaries is duly organized and validly existing under the laws of its state or jurisdiction of formation. The Company and each of its subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted by it. The Company is duly qualified to transact business and is in good standing in the State of Delaware and The Commonwealth of Massachusetts. The Company is duly qualified to transact business and is in good standing, and each of the Company's subsidiaries is duly qualified to transact business, in any and all other jurisdictions which it is required to be so qualified except where the failure to so qualify would not have a material adverse effect on its business, prospects, condition (financial or otherwise), assets or properties of the Company and its subsidiaries taken together (a "Company Material Adverse Effect"). The Company has furnished to the Investor complete and accurate copies of its Certificate of Incorporation and By-Laws, each as amended to date and presently in effect. The Company has at all times complied with all provisions of its Certificate of Incorporation and By-laws and is not in default under, or in violation of any such provision.

     2.2 CAPITALIZATION AND VOTING RIGHTS.

          (A) Immediately prior to the Closing, the authorized capital of the Company consists of:

               (x) 22,703,152 shares of Preferred Stock (the "Preferred Stock"), of which 503,400 shares have been designated Series A Preferred Stock, $0.001 par value per share, (the "Series A Preferred Stock"), all of which are issued and outstanding, 3,364,250 shares have been designated Series B Preferred Stock, $0.001 par value per share, (the "Series B Preferred Stock") all of which are issued and outstanding, 10,795,666 shares have been designated Series C Preferred Stock, $0.001 par value per share (the "Series C Preferred


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          Stock") 10,746,666 of which are issued and outstanding, 8,483,320 shares have been designated Series D Preferred Stock, $0.001 par value per share (the "Series D Preferred Stock"), 8,292,699 of which are issued and outstanding and 1,363,636 shares have been designated as Series E Preferred Stock, none of which are issued and outstanding. The number of shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is 13,366,644, of which 346,738 shares are reserved for issuance upon conversion of the Series A Preferred Stock, 2,140,269 shares are reserved for issuance upon conversion of the Series B Preferred Stock, 6,140,954 shares are reserved for issuance upon conversion of the Series C Preferred Stock and 4,738,683 shares are reserved for issuance upon conversion of the Series D Preferred Stock. Pursuant to the Swap Up Agreement among CombinatoRx (Singapore) Pte Ltd ("CRx SG"), BioMedical Sciences Investment Fund Pte Ltd ("BMSIF") and the Company dated August 30, 2005, assuming a conversion on or prior to December 31, 2009 and each note subject to conversion is funded on its targeted milestone date (as set forth in Schedule 3 of the Subscription and Shareholders Agreement among CRx SG, BMSIF and the Company dated August 19, 2005), BMSIF may acquire up to 2,465,000 shares of Series E Preferred Stock. The consummation of the transactions contemplated hereby will not result in a "Deemed Liquidation Event" or similar transaction under the Company's Certificate of Incorporation. The rights, privileges and preferences of the Preferred Stock are as stated in the Amendment. The Schedule of Exceptions includes a complete and accurate list of all of the holders of Preferred Stock of the Company, showing the number of shares of Preferred Stock, the series of such Preferred Stock held by each holder of Preferred Stock and the number of shares of Common Stock into which such Preferred Stock are convertible, both immediately prior to and immediately after the Closing.

               (y) 30,373,908 shares of common stock, $0.001 par value per share, ("Common Stock"), of which 1,006,180 shares are issued and outstanding. The Schedule of Exceptions includes a complete and accurate list of all of the holders of Common Stock of the Company, showing the number of shares of Common Stock held by each stockholder and all Common Stock which is subject to restrictions on transfer or that are otherwise subject to a repurchase or redemption right (including any vesting schedule for such Common Stock and the repurchase price payable by the Company).

          (B) The Schedule of Exceptions includes a complete and accurate list, as of the date of this Agreement and the Closing Date of: (i) all stock option plans and other stock or equity-related plans of the Company (the "Company Stock Plans"), indicating for each Company Stock Plan the number of shares of Common Stock issued to date under such Plan, the number of shares subject to outstanding options under such Plan (such stock issued to date and shares subject to outstanding options, the "Company Stock Options") and the number of shares reserved for future issuance under such Plan and (ii) all holders of convertible notes, warrants or other rights (other than Company Stock Options and convertible preferred stock) to purchase or acquire shares of capital stock of the Company ("Company Warrants"), indicating with respect to each Company Warrant the number of shares of capital stock, and the class or series of such shares, subject to such Company Warrant and the exercise price thereof. Each Company Stock Plan and all Company Warrants are filed as exhibits to the Company's Registration Statement on Form S-1 (Registration No. 333-121173), as amended up to and including Amendment 6 thereto

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     (the "IPO Registration Statement"). All of the shares of capital stock of the Company subject to Company Stock Options and Company Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable. The consummation of the transactions contemplated hereby will not result in any acceleration of, vesting or lapse of any repurchase option of any Company Stock Options held by any of Alexis Borisy, Jan Lessem, R. Eric McAllister, Robert Forrester or Curtis Keith.

          (C) Except as described in the IPO Registration Statement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

          (D) The issued and outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and all issued and outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock were offered, issued and sold by the Company in accordance with, and pursuant to valid exemptions from, the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any other relevant federal and state securities laws.

     2.3 SUBSIDIARIES. All subsidiaries of the Company are identified in Exhibit
21.1 to the IPO Registration Statement.

     2.4 AUTHORIZATION. All necessary corporate action on the part of the Company, its officers, directors and stockholders necessary for the due and valid authorization, execution and delivery by the Company of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder, and the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, order, authorization, consent or approval of, any court, arbitrational tribunal, administrative

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agency or commission or other governmental or regulatory authority or agency
(each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

     2.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The issuance, sale and delivery of the Shares in accordance with this Agreement and the issuance and delivery of the Common Stock issuable upon conversion of the Shares, have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance as applicable. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amendment, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The sale and issuance of the Shares and the subsequent conversion of the Shares into Common Stock, as applicable, are not and will not be subject to any preemptive rights that have not been properly waived or complied with.

     2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Entity on the part of the Company is required in connection with the execution and delivery of this Agreement, the offer, issuance and delivery of the Shares (excepting such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are set forth on the Schedule of Exceptions) or the consummation of the transactions contemplated by this Agreement.

     2.7 OFFERING. Subject to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale, issuance and delivery of the Shares as contemplated by this Agreement will be in compliance with applicable federal and state securities laws and the Shares are exempt from the registration requirements of the Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Common Stock issuable upon conversion of the Series E Preferred Stock when issued will be issued in compliance with applicable federal and state securities laws and such shares of Common Stock


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will be exempt from the registration requirements of the Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.8 LITIGATION. There is no action, suit, proceeding, governmental inquiry or investigation pending or, to the Company's knowledge, any such action, suit, proceeding, inquiry or investigation currently threatened against the Company or any basis therefore, that questions the validity of this Agreement, or the right of the Company to enter into, such agreements, or to consummate the transactions contemplated hereby or thereby, or that is required to be disclosed in the IPO Registration Statement that is not so disclosed. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     2.9 PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each employee, officer, consultant and advisor (other than external legal counsel and accountants) of the Company has executed a proprietary information, invention assignment and non-competition agreement substantially in the form customarily used by the Company, a copy of which has been provided to the Investor prior to the Closing (a "Proprietary Agreement"). No employee, officer, consultant or advisor of the Company has taken any exception to his or her Proprietary Agreement with the Company with respect to any Proprietary Right (as defined below) used by the Company in the conduct of its business as it is currently conducted and as proposed to be conducted. The Company, after reasonable investigation, is not aware that any of the Company's employees, officers, consultants or advisors is in violation thereof and the Company will use its best efforts to prevent any such violation. In addition, the Company will cause each employee, officer, consultant and advisor of the Company hired or engaged at any time after the date hereof to sign a Proprietary Agreement.

     2.10 PROPRIETARY RIGHTS.

          (A) The Schedule of Exceptions sets forth a true, correct and complete list of all patents, patent applications, trademarks, trademark applications, mask work registrations or applications therefore, service marks, service mark applications, trade names, copyright registration or any applications therefor, domain name registration or application therefor, copyrights, information, proprietary rights and processes (collectively, "Proprietary Rights") owned by the Company or licensed to the Company pursuant to an enforceable license. Any Proprietary Rights not owned by the Company used by the Company is being used pursuant to a valid and enforceable license. The Schedule of Exceptions sets forth a true, correct and complete list of all agreements pursuant to which the Company licenses, distributes and grants any and all other rights with respect to any Proprietary Right to any third party, and except as set forth therein, no other person or entity has any rights to any Proprietary Rights and except as further set forth therein, the Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Proprietary Rights. The Company owns, free and clear of any lien, encumbrance or other restriction, or licenses (pursuant to a valid and enforceable license) all of the Intellectual Property Rights (as defined below) necessary to conduct its business as it is currently conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses,

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     or agreements of any kind relating to the foregoing, nor is the
     Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights and processes of any other person or entity. The Company has not violated, infringed, or, by conducting its business as proposed to be conducted, would violate or infringe any of the Intellectual Property Rights of any other person or entity. The Company has the exclusive right to file, prosecute and maintain all applications and registrations with respect to its Proprietary Rights (other than those subject to a license from a third party which is included in the Schedule of Exceptions). There is neither pending nor, to the best of the Company's knowledge, any basis for or any threatened claim, action or litigation against the Company asserting the invalidity, misuse, unenforceability or the lack of ownership of any Proprietary Right or Intellectual Property Rights of the Company or the invalidity, misuse or unenforceability of any license pursuant to which the Company uses the Proprietary Rights or Intellectual Property Rights of another person or entity, nor is the Company aware of any basis therefor and the Company has not received any notice of infringement upon or conflict with any asserted right of others. To the best of the Company's knowledge, no person or entity is infringing or violating any of the Company's Proprietary Rights or Intellectual Property Rights or breaching any agreement pursuant to which the Company granted a license with respect to the Proprietary Rights or Intellectual Property. The Company has taken all reasonably necessary and desirable actions to maintain and protect each Proprietary Right and Intellectual Property Right that it owns or uses. There is not pending or threatened any loss or expiration of any Proprietary Right or Intellectual Property Right owned or used by the Company.

          (B) The Company has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all of its Proprietary Rights and Intellectual Property Rights. The Company is not aware that any of its employees, consultants or advisors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as it is currently conducted, nor the conduct of the Company's business as proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee, consultant or advisor is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees, consultants or advisors (or people it currently intends to hire) made prior to their relationship with the Company other than Proprietary Rights or Intellectual Property Rights which have been duly transferred to the Company and which transfers have vested legal right, title and interest to such Proprietary Rights or Intellectual Property Rights in the Company.

          (C) All of the patentable and copyrightable materials incorporated in or bundled with any product created and manufactured by the Company have been created by employees of the Company within the scope of their employment by the Company and are owned by, and are the exclusive property of, the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such patentable or copyrightable materials to the Company. No portion of such patentable or copyrightable materials was jointly developed with any third party.

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          (D) All of the Company's products distributed for use are free from significant defects or errors and conform in all material respects to the written documentation and specifications therefor.

          (E) "Intellectual Property" shall mean all: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (ii) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof;
     (iv) mask works and registrations and applications for registration thereof; (v) computer software, data and documentation; (vi) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (vii) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (viii) copies and tangible embodiments thereof.

     2.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in material violation or default of any provision of the Certificate of Incorporation or its Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company.

     2.12 AGREEMENTS; ACTION.

          (A) Except for agreements explicitly contemplated hereby, and as set forth on the Schedule of Exceptions or in the IPO Registration Statement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

          (B) All agreements to which the Company is a party and which are required to be filed as an exhibit to the IPO Registration Statement have been so filed. To the Company's knowledge, all of such agreements and contracts are valid, binding and in full force and effect. Neither the Company, nor, to the best of the Company's knowledge, any other party thereto, is in default of any of its obligations under any of such agreements or contracts filed as an exhibit to the IPO Registration Statement.

          (C) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock (other than a stock dividend declared on September 17, 2001 of forty-nine (49) shares for each share then outstanding on all classes and series of the Company's capital stock), (ii) declared or authorized any stock split with respect to any class or series of its capital stock (other than a four-for-seven reverse split of the Common Stock effected on February 11, 2005), (iii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in


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     the aggregate that is not disclosed in the IPO Registration Statement, (iv)
     made any loans or advances to any person, other than ordinary advances for travel expenses, or (v) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (D) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (E) The Company has not engaged in the past six (6) months in any discussion (i) with any representative of any corporation or other entity regarding the consolidation or merger of the Company with or into any such corporation or other entity, (ii) with any corporation, partnership, association or other entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     2.13 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may be passive investors in publicly traded companies that may compete with the Company. Except as set forth on the Schedule of Exceptions, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     2.14 PERMITS. The Schedule of Exceptions lists all franchises, permits, licenses, registrations, certificates, orders, approvals held by the Company (the "Permits"). Such Permits are the only Permits necessary for the Company to conduct its business as now being conducted by it, the lack of which could have a Company Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default under any of such Permits.

     2.15 ENVIRONMENTAL AND SAFETY LAWS.

          (A) The Company, to its knowledge after due inquiry, has complied with all applicable Environmental Laws (as defined below) and occupational health and safety laws. There is no pending or, to the best of the Company's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law or occupational health and safety law involving the Company. For purposes of this Agreement, "Environmental Law" shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species;
     (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

          (B) The Company has no liabilities or obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment. For purposes of this Agreement, "Materials of Environmental Concern" shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

          (C) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

          (D) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

          (E) Set forth in the Schedule of Exceptions is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Investor.

     2.16 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products currently being sold. Any materials used by the

Company (or approved by the Company for another party's use) to market any products currently sold or licensed by the Company do not infringe or violate any rights, including Intellectual Property Rights of any other party.

     2.17 DISCLOSURE. Neither this Agreement (nor any Exhibit hereto) nor any other statements or certificates made or delivered in connection herewith or therewith, when read individually or together, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

     2.18 REGISTRATION RIGHTS. Except as provided in the Second Amended and Restated Investors' Rights Agreement, dated as of February 18, 2004, by and between the Company and the investors named therein, as amended, and the Registration Rights Agreement dated as of August 30, 2005 by and among the Company and BioMedical Sciences Investment Fund Pte Ltd., the Company has not granted or agreed to grant any registration rights, including but not limited to piggyback rights, to any person or entity.

     2.19 TITLE TO PROPERTY AND ASSETS. The Company owns all its property and assets, including but not limited to all properties and assets reflected in the most recent balance sheet of the Company included in the IPO Registration Statement, free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

     2.20 MINUTE BOOKS. The minute books of the Company provided to the Investor contain an accurate summary of all matters that have been voted upon by the directors and stockholders since the time of incorporation. The stock ledger of the Company provided to the Investor is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company as of the Closing Date.

     2.21 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have an adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer, employee, consultant or advisor intends to terminate his or her relationship with the Company, nor does the Company have a present intention to terminate the relationship of any of the foregoing. Except as set forth on the Schedule of Exceptions, the employment of each officer, employee, consultant or advisor of the Company is terminable at the will of the Company and no severance or other similar payment would be required in connection with any termination of such relationship. To the best of the Company's knowledge, the Company has complied with all applicable state and federal equal employment opportunity and other laws related to employment.

     2.22 FINANCIAL STATEMENTS. The Financial Statements contained in the IPO Registration Statement (the "Financial Statements") are in accordance with the books and records of the Company, present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

     2.23 ABSENCE OF CHANGES. Except as contemplated by this Agreement or as described in the IPO Registration Statement, since June 30, 2005 (the "Balance Sheet Date"): (a) the Company has not entered into any transaction which was not in the ordinary course of business, (b) there has been no material adverse change in the condition (financial or otherwise) of the business, prospects, property, assets or liabilities of the Company, (c) there has been no material damage to, destruction of or loss of physical property (whether or not covered by insurance) adversely affecting the assets, financial condition, operating results, business, prospects or operations of the Company, (d) the Company has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) the Company has not changed any compensation arrangement or agreement with any of its key employees or executive officers, or changed the rate of pay of its employees as a group, (f) the Company has not received notice that there has been a cancellation of an order for the Company's products or a loss of a customer of the Company, the cancellation or loss of which would result in a Company Material Adverse Effect, (g) the Company has not changed or amended any contract filed as an exhibit to the IPO Registration Statement, (h) there has been no resignation or termination of employment of any key officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would result in a Company Material Adverse Effect, (i) there has been no labor dispute involving the Company or its employees and none is pending or, to the best of the Company's knowledge, threatened, (j) there has been no change, except in the ordinary course of business, in the material contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise, (k) there have been no loans made by the Company to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business, (l) there has been no waiver by the Company of a valuable right or of a debt owing to it, and (m) there has not been any satisfaction or discharge of any lien, claims or encumbrance or any payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company.

     2.24 LIABILITIES. The Company has no liabilities or obligations, absolute or contingent (whether known or unknown and whether absolute or contingent) not disclosed in the Financial Statements or the IPO Registration Statement, except current liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date, the aggregate of which does not exceed $50,000.

     2.25 TAXES. The Company has filed all tax returns and reports that are required to have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities, except where the failure to do so would not have a Company Material Adverse

Effect. The Company has paid or established reserves (which are reflected in the Financial Statements) for all material income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by them on or before the Closing. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S Corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a Company Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Financial Statements or, which if adversely determined against the Company, would have a Company Material Adverse Effect. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. The Company has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are complete and accurate and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service.

     2.26 INSURANCE. The Company has valid general commercial, fire, workers compensation, public liability, theft insurance policies and insurance policies with respect to its property and business of the kinds and in the amounts customary for companies similarly situated to the Company. The Company shall maintain in effect, a directors' and officers' insurance policy with coverage satisfactory to the member of the Company's board of directors representing the Series D Preferred Stock who is elected pursuant to the Voting Agreement.

     2.27 COMPLIANCE. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the best of the Company's knowledge, after reasonable inquiry, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

     2.28 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

     2.29 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

     2.30 REGULATORY MATTERS. All preclinical and clinical studies undertaken by or on behalf of the Company have been and are being conducted by the Company, or to the Company's knowledge by third parties, in compliance in all material respects with all applicable federal, state or foreign laws, rules, orders or regulations. No filing or submission to the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign regulatory body contains any material omission or material false information. The studies, tests and preclinical or clinical trials, if any, conducted by or on behalf of the Company that are described in the IPO Registration Statement were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the IPO Registration Statement are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests, or preclinical or clinical trials conducted by or on behalf of the Company.

     2.31 DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 2 of this Agreement but without limiting the representations and warranties herein (including, without limitation, those contained in Section 2.17), the Company does not make any representation or warranty, express or implied, at law or in equity, in respect of the Company or any of its assets, liabilities, operations or prospects.

     2.32 KNOWLEDGE. The term "knowledge," as used in this Agreement, shall mean the actual knowledge of the persons listed as executive officers of the Company in the IPO Registration Statement after reasonable investigation with regard to the matter relating thereto.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

     3.1 AUTHORIZATION. The Investor hereby represents and warrants, as of the Closing, to the Company that the Investor has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

     3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Investor hereby represents and warrants, as of the Closing, to the Company that this Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor and the Common Stock issuable upon conversion thereof, as applicable, (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     3.3 INVESTMENT EXPERIENCE. The Investor hereby represents and warrants, as of the Closing, to the Company that the Investor is an investor in securities of companies in the development stage and acknowledges that it is able to bear the economic risk of full loss of the value of the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor also represents it has not been organized for the purpose of acquiring the Shares.

     3.4 ACCREDITED INVESTOR. The Investor hereby represents and warrants, as of the Closing, to the Company that the Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     3.5 LEGENDS. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

          (A) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (B) Any legend required by law or applicable securities laws, including, without limitation, any legend required by the General Corporation Law of the State of Delaware.

     3.6 NON-U.S. INVESTOR. The Investor hereby represents and warrants, as of the Closing, to the Company that the Investor is not a "U.S. Person" within the meaning of SEC Rule 902(k) of Regulation S ("U.S. Person") and is not acquiring the Shares for the account or benefit of any U.S. Person who purchased securities in a transaction that did not require registration under the Act.

     3.7 FOREIGN INVESTOR LEGENDS. It is understood that the certificates evidencing the Shares issued to the Investor may bear the following legends:

          (A) "These securities may not be sold, offered for sale, pledged, hypothecated or otherwise transferred except in accordance with the provisions of Regulation S under the Securities Act of 1933, as amended, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act of 1933, as amended."

4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor to purchase the Shares are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

     4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true, correct and complete on and as of the Closing.

     4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled. The Company shall deliver to the Investor copies of the following:

          (A) The Certificate of Incorporation of the Company, as in effect as of the Closing, certified by the Secretary of State of the State of Delaware;

          (B) Certificates, as of the most recent practicable dates prior to the Closing, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts;

          (C) By-laws of the Company, as amended to date, certified by the Secretary of the Company as of the Closing Date; and

          (D) Resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary of the Company as of the Closing Date.

     4.4 QUALIFICATIONS. All authorizations, consents, approvals, and permits, if any, of any governmental authority or regulatory body of the United States, of any state or of any other person or entity that are required in connection with the execution and delivery of this Agreement, and the performance of the Company's obligations hereunder and the issuance and sale of the Shares pursuant to this Agreement and the shares of Common Stock upon conversion of the Shares shall be duly obtained and effective.

     4.5 OPINION OF COUNSEL. The Investor shall have received an opinion from the Company's legal counsel, dated the date of the Closing, in the form attached hereto as EXHIBIT B.

     4.6 PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the issuance and sale of the Shares and all documents and papers relating thereto shall be satisfactory in form and substance to Investor. The Investor shall have received copies of such documents and papers as the Investor may reasonably request in connection with this Agreement.

5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true, correct and complete on and as of the Closing.

     5.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the Purchase Price specified in Section 1.2 by check or wire transfer.

6. REGISTRATION RIGHTS.

     6.1 DEMAND RIGHTS. The Company shall, as promptly as possible upon request by the Investor on the first day after (the "Eligible Filing Date") the period ending (i) nine months after the closing of the Company's initial public offering of its Common Stock under the Act (the "IPO"), if the Company has closed the IPO on or before March 31, 2006, or (ii) six months after the closing of the IPO, if the Company has closed the IPO after March 31, 2006:

          (A) prepare and file with the SEC a registration statement on Form S-3 (the "Registration Statement"), to enable, subject to the limitations of
     Section 7.3, the resale of the shares of Common Stock issuable upon conversion of the Shares (the "Registrable Shares") held by the Investor from time to time and use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible after filing, but in any event, within ninety (90) days following the such filing or, in the event of a review of the Registration Statement by the SEC, within one hundred twenty (120) days following such filing (such date as is applicable the "Required Registration Date"), and to remain continuously effective until the earlier of (1) the second anniversary of the effective date of the Registration Statement (subject to Section 6.5(h)), (2) the date on which all Registrable Shares have been sold thereunder or (3) the date on which all of the Registrable Shares can be sold by the Investor pursuant to Rule 144(k) promulgated under the Act (the "REGISTRATION PERIOD"). In the event the Registration Statement cannot be kept effective for such period, the Company shall use best efforts to prepare and file with the SEC and have declared effective as promptly as possible another registration statement on the same terms as the initial Registration Statement and such registration statement shall be considered the Registration Statement for the purposes hereof. In the event that the Company does not meet the requirements for the use of Form S-3, the Company shall use such other form as is available for such a registration, and shall convert such other form to Form S-3, or file a replacement registration statement on Form S-3, as promptly as practicable after the first date on which it meets such requirements;

          (B) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus included in the Registration Statement (the "PROSPECTUS", as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such Prospectus) used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement at all times until the end of the Registration Period;

          (C) furnish to the Investor with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of such Registration Statement and any Prospectus in conformity with the requirements of the Act, each amendment and supplement thereto and any documents incorporated by reference therein and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of all or any of the Registrable Shares (and the Company hereby consents to the Investor's use of the Prospectus in such sale or other disposition);

          (D) use its commercially reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws is such jurisdictions as are specified in writing by the Investor; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Registration Period and take any other action that may be reasonably necessary to enable the Investor to consummate the disposition in such jurisdiction of the Registrable Shares; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (E) take all such action as is required of it to cause the Registrable Shares to be listed on the national securities exchange or automated quotation system on which the Common Stock is then traded;

          (F) promptly notify the Investor in writing (i) when the Registration Statement, a Prospectus or any supplement or amendment to either of them has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has been declared effective and (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose;

          (G) promptly notify the Investor in writing of the existence of any fact or the happening of any event, during the Registration Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (PROVIDED, HOWEVER, that no notice by the Company shall be required pursuant to this subsection (g) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Securities Exchange Act of 1934 (the "Exchange Act") report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements). Any such notification shall be subject to the obligations set forth in Sections 6.5(b) and 6.5(c);

          (H) furnish to the Investor upon written request, from the date of this Agreement until the end of the Registration Period, one copy of its periodic reports filed with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder;

          (I) cooperate with the Investor to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any Registration Statement, and enable such securities to be in such denominations and registered in such names as the Investor may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

          (J) provide a transfer agent and registrar for all Registrable Shares registered hereunder and provide a CUSIP number for the Registrable Shares included in any Registration Statement not later than the effective date of such Registration Statement;

          (K) cooperate with the Investor and its counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

          (L) promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

          (M) following the effectiveness of such Registration Statement, notify the Investor promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

          (N) prepare and file with the SEC promptly any amendments or supplements to such Registration Statement or Prospectus which, in the reasonable opinion of counsel for the Company, is required in connection with the distribution of the Registrable Shares;

          (O) if the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section, and the underwriter will be selected by the Investor and shall be subject to the approval of the Company, which approval shall be in the reasonable discretion of the Company, and the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Investor shall also enter into and perform its obligations under such an agreement;

          (P) obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters and obtain a customary opinion of legal counsel for the Company, as the Investor may reasonably request;

          (Q) Make available for inspection by the Investor, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor , all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accounts to supply all information reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such registration statement;

          (R) advise the Investor, promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

          (S) bear all expenses in connection with the procedures described in paragraphs (a) through (r) of this Section 6.1 and the registration of the Registrable Shares pursuant to the Registration Statement other than fees and expenses, if any, of legal counsel or other advisers to the Investor or underwriting discounts, brokerage fees and commissions incurred by the Investor, if any.

     6.2 PIGGYBACK OFFERINGS.

          (A) In the event that the Company shall seek to undertake an offering of registered shares of Common Stock of the Company (whether for the account of the Company or the account of any securityholder of the Company other than an offering pursuant to the Registration Rights Agreement dated as of August 30, 2005 by and among the Company and BMSIF) after the Eligible Filing Date and on or before the third anniversary of the Eligible Filing Date, except in the case of an offering registered on Form S-4 or S-8 (or any successor form) for the registration of securities to be offered in a transaction of the type referred to in Rule 145 promulgated under the Act or to be offered to employees of and/or consultants to the Company or subsidiaries thereof, the Company shall first give written notice thereof (the "Company Notice") to the Investor, which Company Notice shall be given not less than fifteen (15) Business Days prior to the anticipated initiation of the registration statement related to such offering and shall offer the Investor the opportunity to include any or all of its Registrable Shares in the registration statement related to such offering, subject to the limitations contained in Section 6.2(c) hereof.

          (B) The Investor shall advise the Company in writing within ten (10) business days after the date of receipt of the Company Notice, specifying the number of Registrable Shares, if any, the Investor seeks to include in the registration statement related to such offering The Company shall thereupon include in the registration statement related to such offering the number of Registrable Shares so requested by the Investor to be included, subject to Section 6.2(c) hereof, and, if required shall use commercially reasonable efforts to effect registration of such Registrable Shares under the Act; provided, however, that the Company may at any time withdraw or cease proceeding with the registration statement related to such offering of the Investor's Registrable Shares if it shall at the same time withdraw or cease proceeding with the registration statement related to the offering of all other shares of Common Stock of the Company originally proposed to be registered.

          (C) If the managing underwriter of an underwritten offering pursuant to which Registrable Shares are included pursuant to this Section 6.2 shall advise the Investor and the Company in writing that, in its opinion, the number of securities requested to be included in such underwritten offering (including securities to be sold by the Company or by other persons not holding Registrable Shares) exceeds the number which can be sold in such underwritten offering within an acceptable price range, the Company will include in such underwritten offering, to the extent of the number which the Company is so advised can be sold in such underwritten offering, (i) first, securities of the Company that the Company proposes to sell and (ii) second, securities of the Company held by other persons having registration rights proposed to be included in such registration by the holders thereof and the Registrable Shares proposed to be included in such registration by the Investor shall be included pro rata based on the number of shares sought to be included in such registration statement by the holders with rights to include shares in such registration statement.

          (D) The Company shall bear all expenses in connection with the procedures described in paragraphs (a) through (c) of this Section 6.2 and the registration of the Registrable Shares pursuant to Section 6.2(b) other than fees and expenses, if any, of legal counsel or other advisers to the Investor or underwriting discounts, brokerage fees and commissions incurred by the Investor, if any.

     6.3 CONDITIONS TO REGISTRATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to Registrable Shares held by the Investor that:

          (A) the Investor shall timely furnish to the Company a completed Registration Statement questionnaire on or before the Eligible Filing Date and such other written information regarding itself, the Registrable Shares and the intended method of disposition of the Registrable Shares as shall reasonably be required to effect the registration of the Registrable Shares and as shall be reasonably be requested by the Company in advance or from time to time; and

          (B) the Investor is unable otherwise to sell in a single transaction the Registrable Shares eligible to be sold without registration of such Registrable Shares. For purposes of this Section 6.3, the sale of Registrable Shares without registration shall mean that the Registrable Shares may be sold by the Investor pursuant to Regulation S or Rule 144 under the Act or any other applicable provisions of the Act pursuant to which the subsequent sale by the purchaser of such securities would not be subject to registration. In the event of a disagreement as to the salability of the Registrable Shares without registration as described in this Section 6.3(b), or as to the salability of the Registrable Shares by nonaffiliates of the Company pursuant to Rule 144(k) promulgated under the Act as described in Section 6.1(a), the Company shall be entitled to rely on the opinion of Ropes & Gray LLP or any other recognized United States securities law counsel, provided, however, that if, in the opinion of a recognized United States securities law counsel to the Investor such Registrable Shares are not so salable without registration, the Parties shall resolve such dispute on the basis of a legal opinion of a mutually acceptable recognized United States securities law counsel.

     6.4 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. The Company acknowledges and agrees that the Company will not grant or allow any other persons any registration rights with respect to any securities of the Company which conflict with or violate the provisions of this Agreement.

     6.5 TRANSFER OF REGISTRABLE SHARES AFTER REGISTRATION; SUSPENSION.

          (A) The Investor agrees that it will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Act except pursuant to an effective registration statement under the Act or pursuant to an available exemption therefrom.

          (B) In addition to any suspension rights under subsection (c) below, if (i) an event has occurred and is continuing as a result of which any such Registration Statement or Prospectus would, in the Company's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) if the Company notifies the Investor that any filing of any Registration Statement pursuant to this Agreement, any filing of any amendment thereto, any furnishing of any supplement to a Prospectus included in a Registration Statement pursuant to
     Section 6.1(g) hereof, any other filing with the SEC, the effectiveness of any Registration Statement or other filing with the SEC, or any similar action would, in the good faith judgment of outside counsel to the Company, require the disclosure of material non-public information which the Company has a bona fide business purpose for preserving as confidential and which the Company would not otherwise be required to disclose, then the Company may, on not more than two (2) non-consecutive occasions for not more than thirty (30) days on each such occasion, (x) refrain from filing any Registration Statement pursuant to this Agreement, filing any amendment thereto, furnishing any supplement to a Prospectus included in a Registration Statement pursuant to Section 6.1(g) hereof, making any other filing with the SEC otherwise required by this Agreement, causing the effectiveness of any Registration Statement or other filing with the SEC, or taking any similar action and (y) suspend use of the Prospectus, on written notice to the Investor (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case the Investor shall discontinue disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Investor or until the Investor are advised in writing by the Company that sales of Registrable Shares under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. The suspension and notice thereof described in clause (y) of this subsection (b) shall be held in strictest confidence and shall not be disclosed by the Investor.

          (C) Subject to subsection (d) below, in the event of: (1) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (3) the receipt by the Company of any notification suspending the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Investor will discontinue disposition of Registrable Shares covered by to the Registration Statement or Prospectus (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Investor are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Investor.

          (D) Provided that a suspension is not then in effect, the Investor may sell Registrable Shares under the Registration Statement, provided that the selling Investor arranges for delivery of a current Prospectus to the transferee of such Registrable Shares to the extent such delivery is required by applicable law.

          (E) In the event of a sale of Registrable Shares by the Investor, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a certificate of subsequent sale reasonably satisfactory to the Company, so that ownership of the Registrable Shares may be properly transferred. The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Shares sold.

          (F) For the purpose of determining the Registration Period pursuant to
     Section 6.1, the occurrence of any Suspension pursuant to subsection (c) or the non-effectiveness of the Registration Statement during any period during which such effectiveness is required pursuant to the terms of
     Section 6.1(a) shall cause the second anniversary of the effective date of the Registration Statement to be deemed extended by a number of days equivalent to the duration of any Suspension or the number of days of such non-effectiveness.

     6.6 INDEMNIFICATION.

     For the purpose of this Section 6.6, the term "REGISTRATION STATEMENT" shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 6.1, together with any document incorporated by reference into any of the same.

          (A) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each of the Investor, and each of its employees, advisors, agents, representatives, partners, officers and directors, and each person, if any, who controls the Investor within the meaning of the Act or the Exchange Act (all such persons together, the "Investor Indemnitees"), to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities or expenses, joint or several to which the Investor or such controlling person may become subject, under the Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld) (including, without limitation, attorneys' fees and disbursements), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of, are based upon, relate to or result from any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of, are based upon, relate to or result from the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Investor Indemnitees for any reasonable legal and other expenses as such reasonable expenses are incurred by the Investor Indemnitees in connection with investigating, defending (or preparing to defend), settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of, is based upon, relates to or results from (1) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment to or supplement of the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Investor in writing expressly for use in the Registration Statement or the Prospectus, (2) the failure of the Investor to comply with the covenants and agreements contained in this Agreement respecting sale of the Registrable Shares, or
     (3) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor before the pertinent sale or sales by the Investor.

          (B) INDEMNIFICATION BY THE INVESTOR. The Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, its directors, its officers who signed the Registration Statement and any controlling persons may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Investor, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of, are based upon, relate to or result from any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of, are based upon, relate to or result from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, solely in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use therein, and the Investor will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement, and any controlling persons for any reasonable legal and other expense incurred by the Company, its directors, its officers who signed the Registration Statement, and any controlling persons, in connection with investigating, defending (or preparing to defend), settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Investor shall not be liable for any such untrue statement or alleged untrue statement or omission or alleged omission with respect to which the Investor has delivered to the Company in writing a correction before the occurrence of the event from which such loss was incurred. Notwithstanding the provisions of this Section 6.6, the Investor shall not be liable for any indemnification obligation under this Agreement in excess of the aggregate amount of net proceeds received by the Investor from the sale of the Registrable Shares pursuant to the Registration Statement.

          (C) INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under this Section 4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
     Section 6.6, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 4 or otherwise, to the extent it is not prejudiced as a result of such failure. The reasonable fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying party. The indemnified party shall be entitled to select its own counsel.

     6.7 RULE 144 INFORMATION.

     Until the expiration of the Registration Period, the Company shall (i) make and keep public information available, as those terms are defined in Rule 144 under the Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Act or the Exchange Act; (ii) file in a timely manner all reports required to be filed by it under the Act and the Exchange Act and the rules and regulations promulgated thereunder; (iii) furnish to Investor, so long as Investor owns any Registrable Shares upon request by Investor, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company and (c) such other publicly available reports and documents of the Company and other publicly available information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor to sell any such securities without registration; and (iv) take such further action to the extent required to enable the Investor to sell the Registrable Shares pursuant to Rule 144 under the Act (as such rule may be amended from time to time).

7. MISCELLANEOUS.

     7.1 SURVIVAL OF WARRANTIES. Section 7.2 of this Agreement and the warranties and representations of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

     7.2 INDEMNIFICATION. The Company agrees to indemnify and save harmless the Investor (and its directors, officers, affiliates, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Investor as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

7.3 TRANSFER OF SHARES; ACQUISITION OF SHARES.

          (A) Investor hereby agrees that for the period beginning on the Closing Date and ending on March 31, 2006 (the "Initial Lock-up Period"), the Investor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares purchased pursuant to this Agreement or any securities convertible into or exchangeable or exercisable for any such Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such aforementioned transaction is to be settled by delivery of the Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (a "Disposition"), without, in each case, the prior written consent of the Company, except (a) to corporations, partnerships, limited liability companies or other entities to the extent that such entities are wholly owned by the Investor, or (b) by distribution to partners, members or stockholders of the Investor (each, a "Permitted Disposition"); provided, however, that in the case of any Permitted Disposition, it shall be a condition to the Permitted Disposition that such Permitted Disposition shall not involve a disposition for value and that the transferee agrees to be bound in writing by the terms of this Section 7.3 prior to such transfer.

          (B) If the IPO closes on or before March 31, 2006, then for the period beginning on the effective date of such registration statement and ending on the first anniversary of the closing of the Company's initial public offering (the "Second Lock-up Period"), the Investor agrees that it will not engage in any Disposition other than a Permitted Disposition; provided, however, that in the case of any Permitted Disposition, it shall be a condition to the Permitted Disposition that such Permitted Disposition shall not involve a disposition for value and that the transferee agrees to be bound in writing by the terms of this Section 7.3 prior to such transfer.

          (C) If the IPO closes on or before March 31, 2006, then for a period beginning upon the expiration of the Second Lock-up Period and ending on the second anniversary of the expiration of the Second Lock-up Period, the Investor agrees that it will not engage in any Disposition or series of Dispositions other than (1) through a nationally recognized brokerage or underwriting firm, (2) through a brokerage or underwriting with recognized experience in working with biotechnology companies, (3) any brokerage or underwriting firm currently serving as a "market maker" or serving in a similar capacity for the Company's Common Stock, or (4) in a private, non-brokered transaction subject to compliance with applicable securities laws; PROVIDED, HOWEVER, that in the case of a Disposition pursuant to clause (4), the transferee agrees in writing, in form reasonably satisfactory to the Company, to be bound by the terms of this Section 7.3, a copy of which will be delivered to the Company. Any brokerage or underwriting firm to be used pursuant to clauses (1) through (3) in the prior sentence shall be subject to the reasonable, good faith approval of the Company, with such approval not to be unreasonably withheld or delayed. If the Investor provides notice to the Company of Investor's intent to use one or more brokerage or underwriting firms, the Company's approval shall be deemed granted if the Company does not respond within five business days of such notice being provided. Such approval shall only be required once with respect to any particular underwriting or brokerage firm(s) and NOT on a transaction by transaction basis (i.e., an approval permits sales through such firm(s) at any time and from time to time as determined by Investor, and approval is not required before any particular Disposition); provided, however, that the Company's approval with respect to any brokerage or underwriting firm shall expire three months after the Company approves or is deemed to have approved such brokerage or underwriting firm.

          (D) If the IPO does NOT close on or before March 31, 2006, then Investor agrees that in connection with the initial public offering of the Company's equity securities under the Act effected after such date and upon request of the Company or the underwriters managing such offering of the Company's securities, shall agree not to consummate a Disposition of the Registrable Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days, but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such initial public offering.

          (E) For the Initial Lock-up Period and, if the IPO closes on or before March 31, 2006, for the Second Lock-up Period, unless specifically invited in writing by the Company to do so, neither the Investor nor any of its directors, officers, employees or subsidiaries shall, directly or indirectly: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase, exchange or otherwise, any securities (including beneficial ownership thereof) or direct or indirect rights to acquire securities (including beneficial ownership thereof) of the Company or any of its assets; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of, any securities of the Company, or otherwise seek to control or influence (other than in the normal and usual course of business) the management, Board of Directors or policies of the Company; (iii) seek to effect, or participate in, any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; (iv) make any public announcement with respect to, or submit a proposal for, or offer to engage in, in each case, with or without conditions, any business combination transaction (including, without limitation, any transaction of the nature described in clause (i), (ii) or (iii) above) involving the Company or any of its securities or assets, or take any action that might require the Company to make a public announcement regarding any of the transactions prohibited hereby; (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; or (vi) request the Company directly or indirectly to amend or waive any provision of this Section. The foregoing restrictions shall not apply, however, if during the Initial Lock-up Period or Second Lock-up Period, a third party shall have publicly offered to purchase substantially all of the equity securities or assets of the other party or to enter into a merger or other business combination transaction or restructuring, exchange offer or similar extraordinary transaction with the other party, or a third party shall have solicited proxies to vote (or seeks to advise or influence any person or entity with respect to the voting of) any voting securities of the Company with respect to a change of control transaction or similar extraordinary transaction (including, without limitation, transactions of a type described in clauses (i) through (iv) by any party other than the Investor) with the Company. Notwithstanding anything to the contrary in the foregoing, nothing in this Agreement shall prohibit the Investor and its directors, officers, employees and subsidiaries from acquiring, offering to acquire, or agreeing to acquire, directly or indirectly, by purchase, exchange or otherwise, any debt and up to an aggregate not in excess of 15.0% of the outstanding shares of Common Stock following the IPO (unless Investor owns in excess of such 15.0% threshold solely as a result of conversion of the Shares into Common Stock in the IPO). If the IPO does not close on or before March 31, 2006, then this Section 7.3(c) shall automatically expire. During the thirty days prior to March 31, 2006, the Chief Financial Officers of both the Company and the Investor agree to confer regarding the potential extension of the applicability of provisions of Section 7.3(e) if the IPO closes after March 31, 2006, but if no agreement regarding extension of the applicability of the provisions of
     Section 7.3(e) is agreed in writing on or prior to March 31, 2006, then this provision shall automatically expire; provided, however, this sentence. shall not create an express or implied obligation to negotiate about or to agree to any such extension beyond March 31, 2006 and the parties sole obligation shall be to confer as provided herein.

     7.4 VOTING OF SHARES. Until the termination of the Second Amended and Restated Voting Agreement dated as of February 18, 2004 among the Company and the other parties thereto (as such Agreement may be amended from time to time, the "Voting Agreement"), the Investor agrees to hold all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by the Investor after the date hereof (collectively, the "Subject Shares") subject to, and to vote all such shares in accordance with, the provisions of the Voting Agreement related solely to the election of directors. The Investor agrees that all certificates representing the Subject Shares shall, until the termination of the Voting Agreement, bear the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF CERTAIN PROVISIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE RELEVANT PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

     7.5 DELIVERY OF FINANCIAL STATEMENTS AND OTHER INFORMATION. So long as the Investor continues to hold not less than 50% of the Shares acquired pursuant to this Agreement, the Company shall deliver to the Investor:

               (A) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a cash flow statement for such fiscal year, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year (all on a consolidated basis), and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied, including all footnotes, and audited and certified by independent public accountants of nationally recognized standing selected by the Company, together with a capitalization table and a list of the Company's stockholders and all holders of the Company's outstanding options, warrants, notes and/or other securities as of the end of such fiscal year;

               (B) within 30 days after the end of each month (other than the last month of any fiscal year), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year prepared in accordance with U.S. generally accepted accounting principles, consistently applied; and

               (C) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year (prepared on a monthly basis) approved by the Company's Board of Directors and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

               (D) The Company shall provide such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Investor may from time to time reasonably request, including, without limitation, a capitalization table and a list of the Company's stockholders and all holders of the Company's outstanding options, warrants or other securities. The Company shall permit Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor for purposes solely of monitoring its investment in the Company and meeting U.S. GAAP accounting requirements with respect to Investor's investment in the Company.

               (E) All rights of the Investor under this Section 7.5 shall terminate upon an initial public offering of the Company's Common Stock that results in the conversion of all outstanding shares of Preferred Stock of the Company.

     7.6 SUCCESSORS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Investor and such successors and assigns shall be deemed to be an "Investor" for the purposes of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.7 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the principles of conflicts of law.

     7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     7.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.10 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) in the case of the Investor with an address located outside the United States, three business days after being sent via a reputable international courier service guaranteeing three business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 650 Albany Street, Boston, MA 02118, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Ropes & Gray LLP, One International Place, Boston, MA 02110, Attention: Marc Rubenstein, Esq.; or

If to the Investor, at Angiotech Pharmaceuticals, Inc., 1618 Station Street, Vancouver, B.C., Canada, V6A 1B6, Attention: Vice President of Business Development, with a copy to Angiotech Pharmaceuticals, Inc., 1618 Station Street, Vancouver, B.C., Canada, V6A 1B6, Attention: General Counsel or at such other address as may have been furnished in writing by the Investor to the other parties hereto, provided, however, that registered or certified mail shall not be used to provide notice to any the Investor with an address located outside of the United States.

     Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.10.

     7.11 FINDER'S FEE. Except as set forth in the Schedule of Exceptions, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     7.12 EXPENSES. Each party hereto shall be responsible for all expenses incurred by such party in connection with the negotiation, execution, delivery and performance of this Agreement.

     7.13 AMENDMENTS OR WAIVERS. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or specifically and either retroactively or prospectively) or terminated, only by an instrument in writing executed by (a) the Company and the Investor. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     7.14 SEVERABILITY. In the event that one or more of the provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.15 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

     7.16 ENTIRE AGREEMENT. This Agreement (and exhibits hereto) and the documents referred to herein constitute the entire agreement among the parties regarding the subject matters hereof and thereof and supersedes all prior agreements and understandings relating to such subject matter.

     7.17 SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

     7.18 DISPUTE RESOLUTION. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in New York, New York; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Southern District of New York;
(c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 7.10.

     7.19 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.



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                                       31
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             COMPANY:

                                               COMBINATORX, INCORPORATED


                                               By: /s/ ALEXIS BORISY
                                                  ----------------------------
                                                  Name:    Alexis Borisy
                                                  Title:   President and Chief
                                                           Executive Officer,
                                                           hereunder duly
                                                           authorized

                                                  Address:  650 Albany Street
                                                            Boston, MA 02118

                                             INVESTOR:

                                                ANGIOTECH PHARMACEUTICALS, INC.


                                               By: /s/ K. THOMAS BAILEY
                                                  ----------------------------
                                                  Name:    K. Thomas Bailey
                                                  Title:   Vice President of
                                                           Business Development

                                                  Address: 1618 Station Street
                                                           Vancouver, B.C.
                                                           Canada V6A 1B6




   [SIGNATURE PAGE TO SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT]